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                                                                    EXHIBIT 10.1

                               CELL GENESYS, INC.
                      INCENTIVE COMPENSATION PLAN FOR 2005

PURPOSE

This plan is designed to provide Cell Genesys officers and participating employees with financial incentives to achieve the Company's corporate objectives for 2005.

CORPORATE OBJECTIVES

The major business objectives for 2005 that will be used to evaluate Company and individual performance are approved in advance by the Compensation Committee. The Committee also approves an appropriate weighting of these major business objectives based on their relative importance to the Company's business in 2005.

EVALUATION OF COMPANY PERFORMANCE

The Compensation Committee will measure performance against each objective as follows:


DESCRIPTION OF PERFORMANCE                    PERFORMANCE RATING
Did not achieve objective                     0 to 50%
Achieved objective                            50% to 100%
Exceeded objective                            100% to 150%

DETERMINATION OF OVERALL COMPANY PERFORMANCE RATING

An overall Company performance rating will be determined by multiplying each goal's performance rating by its weighting.

DETERMINATION OF FUNDS AVAILABLE FOR 2005 INCENTIVE COMPENSATION PLAN

The Compensation Committee will determine the total funds available for the 2005 Incentive Compensation Plan based upon the overall Company performance rating multiplied by the total salaries of eligible employees participating in the plan.

ALLOCATION OF FUNDS UNDER THE 2005 INCENTIVE COMPENSATION PLAN

The Compensation Committee will also review and approve the allocation of available funds for awards to the CEO and other executive officers and awards to other employees participating in the plan based on their relative contributions to the achievement of the major Company objectives for 2005.

DETERMINATION OF INDIVIDUAL AWARDS UNDER THE 2005 INCENTIVE COMPENSATION PLAN

Each employee participating in the plan including the Company's executive officers has individual goals for 2005 which are approved in advance by the CEO or designee and, in the case of the CEO's goals, by the Compensation Committee. These individual goals for 2005 relate directly to the Company objectives for 2005 that have been approved by the Compensation Committee as the basis for the 2005 Incentive Compensation Plan. Individual awards will be based on the overall Company performance rating and the individual's own performance rating. Both of these factors will impact each award under the plan. The Compensation Committee may also consider individual discretionary bonus awards for exceptional individual performance.

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OTHER CRITERIA

o    Incentive awards if any will be distributed on February 15, 2006.

o Employees must generally be actively employed on the day the award is paid in order to receive the award.

o If an employee is eligible to receive an award and is on an approved leave of absence at the day the awards are distributed, the employee will receive the award upon his or her return to active status.

     Employees on leave for a period in excess of 30 days shall have their awards prorated accordingly.

o Employees hired prior to September 1, 2005 are eligible to receive awards and award payments will be prorated for the actual length of service during 2005.

o The Compensation Committee reserves the right to modify this plan at any time.

ADOPTED BY COMPENSATION COMMITTEE MARCH 1, 2005.